                                    PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Announces First Quarter 2008 Results

Montreal, Quebec, May 6, 2008—Optimal Group Inc. (NASDAQ:OPMR) today announced its financial results for the first quarter ended March 31, 2008. All references are in U.S. dollars.

Revenues for the first quarter ended March 31, 2008 consisted of revenues from both the Optimal Payments segment and the WowWee segment (acquired on November 7, 2007). The WowWee segment operates in an industry that is seasonal by nature and where a significant portion of revenues and corresponding cash flow are typically generated in the second half of the year.

Revenues for the first quarter ended March 31, 2008 were $31.3 million (which includes approximately $4.9 million related to the WowWee segment; due to seasonality, the first quarter is typically the weakest quarter of the year for this segment) compared to $30.1 million for the first quarter ended March 31, 2007.

Net loss in the first quarter ended March 31, 2008 was $8.0 million or $0.32 per share compared to a net loss of $5.7 million or $0.24 per share in the first quarter ended March 31, 2007. The level of net loss in the first quarter is directly attributable to the seasonally low level of revenue generated by the WowWee segment. Generally, the first quarter is the period of lowest shipments and revenues in the WowWee segment and the industry in which it operates and, therefore, will result in weak financial results due to fixed costs that are incurred.

EBITDA for the quarter ended March 31, 2008 was a loss of $2.7 million or $0.11 per share compared to EBITDA of $2.8 million or $0.12 per diluted share for the comparable period in 2007.

EBITDA is a non-GAAP (generally accepted accounting principles) financial measure calculated as earnings before investment income, taxes, depreciation and amortization and excludes the impact of impairment loss, non-controlling interest, stock-based compensation, discontinued operations and legal settlements. A reconciliation of Optimal’s EBITDA is included in Annex A.

Optimal's consolidated balance sheet remains strong. At March 31, 2008, the Company had cash and cash equivalents, short-term investments (including amounts held in reserve) and settlement assets net of customer reserves and security deposits, of $42.3 million or $1.64 per issued and outstanding share; working capital, excluding cash and short-term investments held as reserves, of $11.9 million; and shareholders' equity of $193.9 million, or $7.49 per issued and outstanding share. The Company continues to evaluate potential acquisition opportunities and expects to grow the WowWee segment by executing on internal growth initiatives and by actively pursuing complementary acquisitions.

Optimal Group Announces First Quarter 2008 Results

Stock Buyback

On November 6, 2007, Optimal announced its intention to renew its stock buyback program. In accordance with applicable Canadian tender offer rules, the Company may authorize the purchase of not more than 5% of its outstanding shares on a basis that is exempt from the legal requirement to make a formal offer to all shareholders. Accordingly, the number of shares that may be purchased for cancellation under the Company’s buyback program over a 12-month period is limited to 1,300,000 shares, or approximately 5% of the 26,036,548 shares outstanding as at November 14, 2007.

Since November 21, 2007, the Company has purchased and cancelled 157,060 shares under its stock buyback program, including 103,660 shares purchased and cancelled during the first quarter 2008. All purchases under the buyback program have been made subject to the “safe harbor” daily volume limitations prescribed by applicable United States federal securities laws.

Preliminary Outlook for 2008

For 2008, the Company currently anticipates consolidated revenues in the range of $230-250 million with consolidated EBITDA in the range of $10-12 million. However, the Company remains cautious in the face of a weak economy, challenging retail environment and the difficulties affecting companies that manufacture in China. Due to the seasonality of the WowWee segment and the industry in which it operates, these anticipated results should be viewed as preliminary. Management anticipates that greater clarity relating to its operations and financial results will occur as the year progresses.

For its WowWee segment, based on current trends (and given the seasonal nature of the business), the Company anticipates year over year revenue growth for 2008 of approximately 25-30% with revenue in the range of $130-140 million. As at April 30, 2008, orders for product in the WowWee segment were approximately 25% ahead of the same date last year. Also, the Company continues to significantly invest to execute upon its growth strategies for the WowWee segment which may compress operating margins for 2008.

During the first quarter of 2008, the Company continued to implement its strategies for the WowWee segment. It continues to make significant investments in its sales and distribution, as well as marketing and promotion. The Company is also actively building out its online presence, enhancing the consumer’s ability to experience and explore the Company’s products through the Internet. As well, the Company is pursuing a program of developing and distributing products based on licensed properties. For 2008, the WowWee segment has developed the broadest and most dynamic product offerings in its history. These products have begun to be shipped in the second quarter of 2008.

For its Optimal Payments segment, the Company anticipates 2008 revenues to be essentially flat to slightly decreased year over year and in the range of $100-110 million. This can be attributed to lower merchant volumes from normal attrition and discontinuing business with unprofitable merchant accounts.

Optimal Group Announces First Quarter 2008 Results

Optimal Payments continues to streamline its operations and to pursue a strategy of organic growth for its business to better leverage its existing capacity and infrastructure. In doing so, it has eliminated unprofitable business lines with the goal of generating consistent and ongoing cash flow and maximizing efficiency. While Optimal Group continues to operate in the payments segment, the Company has from time to time received expressions of interest from certain third parties interested in acquiring the payments business and has allowed investigation and review to be conducted.

Key assumptions and sensitivities

For the purposes of projecting our 2008 EBITDA, we have made the following principal assumptions:in assessing the anticipated year over year revenue growth for the WowWee segment, we have assumed the accuracy of the 2007 revenues for the period ended November 6, 2007, as reported to us by the vendors of the business; customers of the WowWee segment will fulfill their anticipated purchases and the levels of sales discounts will be consistent with levels experienced by the vendors of the business over recent quarters, as reported to us; the cost of producing the WowWee segment’s products in China will not increase more than currently anticipated; attrition in the Optimal Payments segment will be consistent with levels of attrition experienced over recent quarters; bad debt expense in the Optimal Payments segment will be consistent with bad debt experience over recent quarters; and we will not suffer the loss, due to insolvency or otherwise, of any customer that accounts for a significant portion of the revenues of either of the WowWee or Optimal Payments segments. Although we believe that the assumptions underlying our statement as to projected 2008 EBITDA are reasonable, any of those assumptions could prove to be inaccurate and, therefore, there can be no assurance that such projection will prove to be accurate.

Our statement as to projected 2008 EBITDA is forward looking, and does not take into account the potential impact of any future divestitures, acquisitions, mergers or other business combinations. Furthermore, our actual 2008 EBITDA is subject to the risks and uncertainties summarized below under “Cautionary Statements Regarding Forward-Looking Statements” and could differ materially from our projection. As well, the non-GAAP financial results of Optimal’s results of operations are not meant to be considered superior to or a substitute for Optimal’s results of operations prepared in accordance with GAAP.

Legal Matters

Following announcements by the U.S. Attorney’s Office in the Southern District of New York relating to its investigation of the U.S. Internet gambling industry, the Company, in March 2007, initiated discussions with the U.S. Attorney’s Office and is in the process of responding to a voluntary request for information issued by the U.S. Attorney’s Office.

From time to time, Optimal Payments receives requests from law enforcement officials for information relating to the processing of transactions for specific merchants. At present, Optimal Payments is responding to such a request issued by the U.S. Attorney’s Office in the Eastern District of New York in relation to the criminal prosecution of the operator of an Internet pharmacy. Optimal Payments has also received a request for information relating generally to its former involvement in processing payment transactions for Internet pharmacies.

Optimal Group Announces First Quarter 2008 Results

On March 20, 2008, the Company entered into a settlement agreement with Fujitsu, which brought to an end the arbitration proceedings initiated by Fujitsu in February 2007 and resolved all potential claims by Fujitsu. The amount that we paid to settle Fujitsu’s claims is not considered to be material to us.

Conference call

Optimal will hold a conference call on Tuesday, May 6, 2008 at 4:30 p.m. (EDT). It is the intent of Optimal’s conference call to have the question and answer session limited to institutional analysts and investors. The call can be heard beginning at 4:30 p.m. (EDT) as an audio webcast via Optimal’s website at www.optimalgrp.com. As well, Optimal invites retail brokers and individual investors to hear the conference call replay by dialing (514) 861-2272 or 1 (800) 408-3053 access code #3259473. The replay may be heard beginning at 6:00 p.m. (EDT) on May 6, 2008 and will be available for five business days thereafter.

About Optimal Group

Optimal Group Inc. has operated and, through various subsidiaries, has actively managed a variety of businesses.

Optimal Group Inc. currently operates:

The WowWee group of companies, with operations in Hong Kong, La Jolla, California and Montreal, Quebec.  WowWee Group Limited, based in Hong Kong, is a leading designer, developer, marketer and distributor of technology-based consumer robotic, toy and entertainment products.

The Optimal Payments group of companies, with operations primarily in North America and the United Kingdom.  Optimal Payments provides secure electronic payment and risk management solutions to small and medium-sized businesses that sell and deliver goods and services over the Internet, wireless, or generally in a card-not-present environment.

For more information about Optimal, please visit the Company's website at www.optimalgrp.com.

Gary Wechsler

Chief Financial Officer

Optimal Group Inc.

(514) 738-8885

gary@optimalgrp.com

Optimal Group Announces First Quarter 2008 Results

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expects”, “intends”, “anticipates”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements about our current expectations with respect to our future growth strategies, results, opportunities and prospects, competitive position and industry environment. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, or those of the markets we serve, to differ materially from those expressed in, or implied by, these forward-looking statements, including:

•	existing and future governmental regulations and disputes with governmental authorities;
•	general economic, legal and business conditions in the markets we serve;
•	consumer confidence in the security of financial information transmitted via the Internet;
•	levels of consumer and merchant fraud, disputes between consumers and merchants and merchant insolvency;
•	liability for merchant chargebacks;
•	our ability to safeguard against breaches of privacy and security when processing electronic transactions and use of our payments systems for illegal purposes;
•	the imposition of and our compliance with rules and practice procedures implemented by credit card and check clearing associations;
•	our ability to adapt to changes in technology, including technology relating to electronic payments systems;
•	our ability to protect our intellectual property;
•	our relationships with our suppliers and the banking associations that we rely upon to process our electronic transactions;
•	disruptions in the function of our electronic payments systems and technological defects;
•	our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances;
•	our ability to retain key personnel;
•	currency exchange rate fluctuations;
•	our ability to successfully implement our strategies for our recently acquired WowWee business;
•	changing consumer preferences for electronics and play products;
•	the seasonality of retail sales;
•	concentration among our major retail customers for the products of our WowWee business;
•	economic, social and political conditions in China, where WowWee’s products are manufactured;
•	the price and supply of raw materials used to manufacture WowWee’s products
•	product liability claims and product recalls;
•	increased competition;
•	litigation; and
•	the factors described under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007.

There may be additional risks and uncertainties and other factors that we do not currently view as material or that are not necessarily known. The forward looking statements made in this document are only made as of the date of this document.

Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in circumstances or any other reason after the date of this press release.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are relying on the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included in this press release.

Consolidated Balance Sheets, Statements of Operations and Statements of Cash Flows follow:

OPTIMAL GROUP INC.
Consolidated Balance Sheets

March 31, 2008 and December 31, 2007
(expressed in thousands of U.S. dollars)

	March 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$45,702	$47,193
Cash held as reserves	6,013	6,869
Short-term investments	6,701	12,477
Short-term investments held as reserves	1,795	1,710
Settlement assets	2,323	4,715
Accounts and other receivables	13,398	18,513
Inventories	7,859	3,103
Income taxes receivable and refundable investment tax credits	3,479	4,169
Prepaid expenses and deposits	1,605	1,958
Future income taxes	726	714
	89,601	101,421

Restricted cash	19,183	19,183
Property and equipment	5,690	4,670
Goodwill	66,047	66,210
Intangible assets	82,094	86,858
Future income taxes	6,626	6,200
Other asset	5,739	5,739

	$274,980	$290,281
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$40,333	$47,083
Customer reserves and security deposits	20,219	21,324
Income taxes payable	8,071	7,251
Future income taxes	1,270	1,270
	69,893	76,928

Future income taxes	11,180	11,648

Shareholders' equity:
Share capital	211,152	211,998
Warrants	2,696	2,696
Additional paid-in capital	30,655	29,561
Deficit	(49,112)	(41,066)
Accumulated other comprehensive loss	(1,484)	(1,484)
	193,907	201,705

	$274,980	$290,281

OPTIMAL GROUP INC.
Consolidated Statements of Operations and Comprehensive Loss

Three-month periods ended March 31, 2008 and 2007
(expressed in thousands of U.S. dollars, except per share amounts)

	2008	2007

Revenues	$31,251	$30,066

Expenses:
Transaction processing and cost of sales	19,395	18,673
Selling, general and administrative	12,580	7,671
Amortization of intangibles pertaining to transaction processing and cost of sales	4,764	3,109
Amortization of equipment pertaining to cost of sales	829	-
Amortization of equipment pertaining to selling, general and administrative	305	334
Stock-based compensation pertaining to selling, general and administrative	571	5,997
Research and development	1,595	663
Operating leases	420	232

Loss before undernoted item	(9,208)	(6,613)

Investment income	446	1,901

Loss before income tax (recovery) provision and non-controlling interest	(8,762)	(4,712)

Income tax (recovery) provision	(716)	781

Loss before non-controlling interest	(8,046)	(5,493)

Non-controlling interest	-	(159)

Net loss and comprehensive loss	$(8,046)	$(5,652)

Weighted average number of shares	25,130,853	23,852,962

Loss per share:
Basic	$(0.32)	$(0.24)
Diluted	(0.32)	(0.24)

OPTIMAL GROUP INC.
Consolidated Statements of Cash Flows

Three-month periods ended March 31, 2008 and 2007
(expressed in thousands of U.S. dollars)

	2008	2007

Cash flows from (used in) operating activities:
Net loss	$(8,046)	$(5,652)
Adjustments for items not affecting cash:
Non-controlling interest	-	159
Amortization	5,898	3,443
Future income taxes	(1,093)	(576)
Stock-based compensation	571	5,997
Foreign exchange	(6)	(30)
Net change in operating assets and liabilities	(3,295)	(23,289)
	(5,971)	(19,948)

Cash flows from (used in) financing activities:
Repurchase of Class "A" shares	(323)	-
Proceeds from exercise of RSUs in OPIL	-	58
Proceeds from issuance of Class "A" shares	-	18
Decrease in bank indebtedness	-	(8,581)
	(323)	(8,505)

Cash flows from (used in) investing activities:
Purchase of equipment and intangible assets	(1,317)	(1,082)
Proceeds from maturity of short-term investments	5,776	66,483
Other	368	335
Repurchase of OPIL shares	-	(16,463)
Transaction costs	-	(1,742)
	4,827	47,531

Effect of exchange rate changes on cash and cash equivalents during the period	(24)	47

(Decrease) increase in cash and cash equivalents	(1,491)	19,125

Cash and cash equivalents, beginning of period	47,193	103,922

Cash and cash equivalents, end of period	$45,702	$123,047

Annex A

Non-GAAP Financial Measures

We are using a non-GAAP (generally accepted accounting principles) measure to assess our operating performance. Earnings and other measures adjusted to a basis other than GAAP do not have standardized meanings and are unlikely to be comparable to similar measures used by other companies. Accordingly, they should not be considered in isolation. We are using EBITDA to measure the Company’s performance, which measure excludes certain items from earnings that Optimal management does not stress in assessing the Company’s operating performance and financial condition. We also believe this measure is routinely used by investors and analysts as a basis for assessing company value.

EBITDA, as used by Optimal, is calculated as earnings before investment income, taxes and depreciation and amortization and excludes the impacts of impairment loss, non-controlling interest, stock-based compensation, discontinued operations and legal settlements. We believe it is useful to exclude these items as they are either non-cash expenses, items that cannot be influenced by management in the short term, or items that do not impact core operating performance. Excluding these items does not imply they are necessarily non-recurring.

OPTIMAL GROUP INC.
Reconciliation of Non-GAAP Financial Information
(expressed in thousands of U.S. dollars, except per share amounts)

	Three months ended	Three months ended
	March 31,	March 31,
	2008	2007
	Unaudited	Unaudited

Net loss	$(8,046)	$(5,652)

Add (deduct):
Amortization of intangibles pertaining to transaction processing and cost of sales	4,764	3,109
Amortization of equipment pertaining to selling, general and administrative	305	334
Amortization of equipment pertaining to cost of sales	829	-
Stock-based compensation pertaining to selling, general and administrative	571	5,997
Non-controlling interest	-	159
Investment income	(446)	(1,901)
Income tax provision	(716)	781

EBITDA	$(2,739)	2,827

Diluted shares	25,130,853	24,579,950

EBITDA per diluted share	$(0.11)	$0.12